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                                                                     EXHIBIT 4.1

   COMMON STOCK                                                COMMON STOCK
                                     IIS

                            INCORPORATED UNDER THE
                          LAWS OF THE STATE OF TEXAS
     NUMBER            INSPIRE INSURANCE SOLUTIONS, INC.           SHARES


            THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK
                       AND RIDGEFIELD PARK, NEW JERSEY


                                                       CUSIP 457732 10 5
                                             SEE REVERSE FOR CERTAIN DEFINITIONS


THIS CERTIFIES THAT




is the owner of

            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK,
                         PAR VALUE $.01 PER SHARE OF

INSPIRE INSURANCE SOLUTIONS, INC., transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
        /s/ TERRY G. GAINES             COUNTERSIGNED AND REGISTERED
        TREASURER                       ChaseMellon Shareholder Services, L.L.C.



                              [SEAL]

                                                    TRANSFER AGENT AND REGISTRAR
        /s/ F. GEORGE DUNHAM, III       BY
        PRESIDENT                                   AUTHORIZED SIGNATURE






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                      INSPIRE INSURANCE SOLUTIONS, INC.

         The Articles of Incorporation of the Corporation on file in the office of the Secretary of State of Texas set forth (a) the aggregate number of shares and the par value of each class of capital shares that the Corporation is authorized to issue, together with the designations, preferences, limitations and relative rights of each such class; (b) a statement of the authority vested in the Board of Directors to establish series and to fix and determine the variations in the relative rights and preferences between any such series of the Preferred Stock so established; (c) a denial of preemptive rights of the shareholders to acquire additional, unissued or treasury shares of the Corporation; and (d) a denial of cumulative voting at any meeting of the shareholders for electing directors. The Corporation will furnish a copy of such statement to the record holder of this certificate without charge upon written request to the Corporation at its registered office. This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under the Rights Agreement between INSpire Insurance Solutions, Inc. and U.S. Trust Company of Texas, N.A. (the "Rights Agent"), dated as of July 30, 1997, as it may be amended from time to time (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of INSpire Insurance Solutions, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. INSpire Insurance Solutions, Inc. shall mail to the registered holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances as provided in Section 7(e) of the Rights Agreement, Rights issued to or Beneficially owned by Acquiring Persons or their Affiliates or Associates or any subsequent holder of such Rights shall be null and void and may not be transferred to any Person. Capitalized terms used in this paragraph not otherwise defined herein have the meaning ascribed to such terms as set forth in the Rights Agreement. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


 TEN COM - as tenants in common      UNIF GIFT MIN ACT -      Custodian
 TEN ENT - as tenants by the                            ------         --------
           entireties                                   (Cust)          (Minor)
 JT TEN -  as joint tenants with                        under Uniform Gifts to
           right of survivorship                        Minors
           and not as tenants                           Act
           in common                                       ------------------
                                                              (State)


   Additional abbreviations may also be used though not in the above list.


        For Value Received,         hereby sell, assign and transfer unto
                            --------

  PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE
  [                                    ]

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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)


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                                                                        Shares
  ----------------------------------------------------------------------
  of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                      Attorney
  --------------------------------------------------------------------
  to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

  Dated
       ---------------------------------

                                   -------------------------------------------


                                   -------------------------------------------
                                   NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT
                                           MUST CORRESPOND WITH THE NAME(S) AS
                                           WRITTEN UPON THE FACE OF THE
                                           CERTIFICATE, IN EVERY PARTICULAR,
                                           WITHOUT ALTERATION OR ENLARGEMENT,
                                           OR ANY CHANGE WHATEVER. SIGNATURE
                                           GUARANTEED: THE SIGNATURE(S) SHOULD
                                           BE GUARANTEED BY AN ELIGIBLE
                                           GUARANTOR INSTITUTION, (BANKS,
                                           STOCKBROKERS, SAVINGS AND LOAN
                                           ASSOCIATIONS AND CREDIT UNIONS WITH
                                           MEMBERSHIP IN AN APPROVED SIGNATURE
                                           GUARANTEE MEDALLION PROGRAM),
                                           PURSUANT TO S.E.C. RULE 17Ad-15.



  Signature Guaranteed By:

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  NOTE: Signatures should be guaranteed by an Officer of a Bank or Trust
        Company or by a firm having membership on the New York Stock Exchange or on the American Stock Exchange.